Exhibit 99.1

Fellows Energy Expects to Raise $6.5 Million Through Private Offering

Broomfield, Colorado--Sept. 15, 2004--Fellows Energy Ltd. (OTCBB: FLWE) today announced its intention, subject to market and other conditions, to issue $6.5 million aggregate principal amount of its convertible preferred stock in a private offering pursuant Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder.

The offering will consist of 6.5 million units, with each unit consisting of one share of 6% convertible preferred stock and one fifth of one warrant. Each whole warrant will entitle the holder to convert the warrant into one share of common stock for a price of $1.50 per warrant. Each share of convertible preferred stock will be convertible as to principal and interest into shares of Fellows' common stock at a rate equal to the greater of $1.00 per share or 125% of the average closing price of Fellows' common stock for the ten (10) trading days prior to the closing of the offering.

Fellows intends to use the proceeds of the offering to fund its ongoing exploration, drilling and working capital needs. Specifically, Fellows intends to use a portion of the proceeds to drill wells adjacent to producing areas on the Weston County and Carter Creek projects in Wyoming and the Gordon Creek project in central Utah, and to continue with exploration on the 183,000 acre Overthrust coal bed methane project. Fellows also intends to use a portion of the proceeds to continue its acquisition campaign to add to its 240,000 acre portfolio of conventional and unconventional oil and gas projects.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the convertible preferred stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The convertible preferred stock to be issued and any shares of common stock of Fellows issuable upon conversion of the convertible preferred stock have not been registered under the Securities Act or the securities or blue sky laws of any state and, unless registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

There is no guarantee that the offering described above will be completed, or that the properties described above will be successfully brought into production or that any of the operations conducted on the projects will be successful.

About Fellows

Fellows specializes in exploration for oil and gas in the Rocky Mountains with a particular focus on exploration for coal bed methane, shallow gas and other properties with oil and gas potential.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although Fellows believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct, including, without limitation, the success of the proposed offering and the intended use of proceeds. Important factors that could cause actual results to differ materially from Fellows' expectations include: changes in the capital markets; the success of the offering; changes in Fellows' capital needs, which could alter the use of proceeds of the offering; and factors affecting Fellows' operations including competition for new acquisitions, availability of additional capital, unfavorable geologic conditions, the complexity of coal bed methane exploration and production, and prevailing prices for natural gas and general regional economic conditions. Additional information concerning these and other potential important factors can be found within Fellows' Annual Report on Form 10KSB filed with the Securities and Exchange Commission on April 2, 2004. All forward-looking statements are expressly qualified in their entirety by such factors. Fellows assumes no obligation to update the information contained in this press release.

# # #

Contact: George S. Young Fellows Energy Ltd. (303) 327-1525